As filed with the Securities and Exchange Commission on February 14, 2018 pursuant to the Jumpstart Our Business Startups Act

Registration No. 333-221569

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT 4 TO
REGISTRATION STATEMENT ON FORM F-1
UNDER
THE SECURITIES ACT OF 1933

FARMMI, INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	5149	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 307, Tianning Industrial Area Lishui, Zhejiang Province People’s Republic of China 323000 +86-057-1875555801 — telephone +86-057-1875555826 — facsimile	C T Corporation System 111 Eighth Avenue New York, NY 10011 +1-212-894-8800 — telephone
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Xiaoqin Li, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 +1-804-771-5700 — telephone +1-888-360-9092 — facsimile	Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 +1-212-370-1300 — telephone +1-212-370-7889 — facsimile

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares, par value $0.001 per share	1,437,500	$6	$8,625,000	$1,073.81	(3)

(1)	Includes 187,500 shares that may be sold to investors upon the exercise of an over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 to Registration Statement on Form F-1 (File No. 333-198788) is to re-file Exhibits 5.1, 8.1, 8.3, 23.2 and 23.3 to the Registration Statement. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 4 to Registration Statement on Form F-1.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

1.1ˆ	Form of Underwriting Agreement
3.1ˆ	Memorandum and Articles of Association of Farmmi, Inc., as currently in effect
3.2ˆ	First Amended and Restated Memorandum and Articles of Association of Farmmi, Inc., effective upon completion of this offering
4.1ˆ	Specimen Ordinary Share Certificate
4.2ˆ	Form of Representative’s Warrants
5.1†	Opinion of Campbells, Cayman Islands counsel, as to the validity of the Ordinary Shares
8.1†	Opinion of Kaufman & Canoles, P.C. regarding certain U.S. tax matters
8.2ˆ	Opinion of Deheng regarding certain PRC tax matters
8.3†	Opinion of Campbells, regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1ˆ	Employment Agreement with Yefang Zhang
10.2ˆ	Employment Agreement with Jun Zhou
10.3ˆ	Translation of Exclusive Call Option Agreement by and among Suyuan Agriculture, Zhengyu Wang and Nongyuan Network, dated September 18, 2016
10.4ˆ	Management Consulting and Technology Service Instruction Letter by Suyuan Agriculture to Khorgos Farmmi, dated October 20th, 2017
10.5ˆ	Translation of Exclusive Management Consulting and Technology Service Agreement by and among Suyuan Agriculture and Nongyuan Network, dated September 18, 2016
10.6ˆ	Translation of Equity Pledge Agreement by and among Suyuan Agriculture, Zhengyu Wang and Nongyuan Network, dated September 18, 2016
10.7ˆ	Translation of Shareholder Voting Right Authorization Agreement by and among Suyuan Agriculture, Zhengyu Wang and Nongyuan Network, dated September 18, 2016
10.8ˆ	Translation of Power of Attorney relating to Nongyuan Network, dated September 18, 2016
10.9ˆ	Form of Escrow Agreement for Indemnification Fund
10.10ˆ	Summary Translation of Lease Agreement with Forasen Group
10.11ˆ	Translation of Form of Sales Agreement with China National Forest Products Corp.
10.12ˆ	Translation of Form of Sales Agreement with China National Tree Seed Corporation
10.13ˆ	Translation of Non-competition Agreement by and between Farmmi, Inc. and Forasen Group, dated December 16, 2016
10.14ˆ	Non-competition Agreement by and among Zhengyu Wang, Yefang Zhang, Farmmi, Inc. and Tantech Holdings Ltd, dated June 30, 2017
10.15ˆ	Translation of Form of Purchase Agreement
10.16ˆ	Translation of Agreement by and between Zhejiang FLS Mushroom Co., Ltd. and Jingning Liannong Trading Co., Ltd. dated April 1, 2016
10.17ˆ	Translation of Agreement by and between Zhejiang FLS Mushroom Co., Ltd. and Qingyuan Nongbang Mushroom Industry Co., Ltd., dated April 1, 2016
21.1ˆ	List of subsidiaries
23.1ˆ	Consent of Friedman LLP
23.2†	Consent of Campbells, Cayman Islands counsel (included in Exhibit 5.1)
23.3†	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.1)
23.4ˆ	Consent of Deheng Law Offices (included in Exhibits 8.2 and 99.4)
24.1ˆ	Power of attorney (included on signature page to the registration statement)
99.1ˆ	Form of Incentive Securities Plan
99.2ˆ	Code of Business Conduct and Ethics of Farmmi, Inc.
99.3ˆ	Request for waiver from requirements of Form 20-F, Item 8.A.4.
99.4ˆ	Opinion of Deheng Law Offices regarding certain PRC legal matters

ˆ	Previously filed.

†	Filed herewith.

(b) Financial Statement Schedules.  All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lishui, People’s Republic of China, February 14, 2018.

Farmmi, Inc.

/s/ Yefang Zhang
Yefang Zhang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yefang Zhang	Chief Executive Officer and Chairwoman	February 14, 2018
Yefang Zhang	(Principal Executive Officer)

/s/ Jun Zhou	Chief Financial Officer	February 14, 2018
Jun Zhou	(Principal Financial and Accounting Officer)

*	Director	February 14, 2018
Zhengyu Wang

*	Director	February 14, 2018
Yunhao Chen

*	Director	February 14, 2018
Hongdao Qian

*	Director	February 14, 2018
Kangbin Zheng

*	Authorized Representative in the United States	February 14, 2018
Yunhao Chen

* By	Yefang Zhang, attorney in fact

Signature-1

EXHIBIT INDEX

1.1ˆ	Form of Underwriting Agreement
3.1ˆ	Memorandum and Articles of Association of Farmmi, Inc., as currently in effect
3.2ˆ	First Amended and Restated Memorandum and Articles of Association of Farmmi, Inc., effective upon completion of this offering
4.1ˆ	Specimen Ordinary Share Certificate
4.2ˆ	Form of Representative’s Warrants
5.1†	Opinion of Campbells, Cayman Islands counsel, as to the validity of the Ordinary Shares
8.1†	Opinion of Kaufman & Canoles, P.C. regarding certain U.S. tax matters
8.2ˆ	Opinion of Deheng regarding certain PRC tax matters
8.3†	Opinion of Campbells, regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1ˆ	Employment Agreement with Yefang Zhang
10.2ˆ	Employment Agreement with Jun Zhou

10.3ˆ	Translation of Exclusive Call Option Agreement by and among Suyuan Agriculture, Zhengyu Wang and Nongyuan Network, dated September 18, 2016
10.4ˆ	Management Consulting and Technology Service Instruction Letter by Suyuan Agriculture to Khorgos Farmmi, dated October 20th, 2017
10.5ˆ	Translation of Exclusive Management Consulting and Technology Service Agreement by and among Suyuan Agriculture and Nongyuan Network, dated September 18, 2016
10.6ˆ	Translation of Equity Pledge Agreement by and among Suyuan Agriculture, Zhengyu Wang and Nongyuan Network, dated September 18, 2016
10.7ˆ	Translation of Shareholder Voting Right Authorization Agreement by and among Suyuan Agriculture, Zhengyu Wang and Nongyuan Network, dated September 18, 2016
10.8ˆ	Translation of Power of Attorney relating to Nongyuan Network, dated September 18, 2016
10.9ˆ	Form of Escrow Agreement for Indemnification Fund
10.10ˆ	Summary Translation of Lease Agreement with Forasen Group
10.11ˆ	Translation of Form of Sales Agreement with China National Forest Products Corp.
10.12ˆ	Translation of Form of Sales Agreement with China National Tree Seed Corporation
10.13ˆ	Translation of Non-competition Agreement by and between Farmmi, Inc. and Forasen Group, dated December 16, 2016
10.14ˆ	Non-competition Agreement by and among Zhengyu Wang, Yefang Zhang, Farmmi, Inc. and Tantech Holdings Ltd, dated June 30, 2017
10.15ˆ	Translation of Form of Purchase Agreement
10.16ˆ	Translation of Agreement by and between Zhejiang FLS Mushroom Co., Ltd. and Jingning Liannong Trading Co., Ltd. dated April 1, 2016
10.17ˆ	Translation of Agreement by and between Zhejiang FLS Mushroom Co., Ltd. and Qingyuan Nongbang Mushroom Industry Co., Ltd., dated April 1, 2016
21.1ˆ	List of subsidiaries
23.1ˆ	Consent of Friedman LLP
23.2†	Consent of Campbells, Cayman Islands counsel (included in Exhibit 5.1)
23.3†	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.1)
23.4ˆ	Consent of Deheng Law Offices (included in Exhibits 8.2 and 99.4)
24.1ˆ	Power of attorney (included on signature page to the registration statement)
99.1ˆ	Form of Incentive Securities Plan
99.2ˆ	Code of Business Conduct and Ethics of Farmmi, Inc.
99.3ˆ	Request for waiver from requirements of Form 20-F, Item 8.A.4.
99.4ˆ	Opinion of Deheng Law Offices regarding certain PRC legal matters

ˆ	Previously filed.

†	Filed herewith.